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                      USDATA CORPORATION AND SUBSIDIARIES

EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS


                                                           THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                 JUNE 30,                  JUNE 30,
                                                          ---------------------      ---------------------
(IN THOUSANDS, EXPECT PER SHARE DATA)                       1999         1998          1999         1998
                                                          --------     --------      --------     --------

Net income (loss):
   Continuing operations                                  $    473     $   (353)     $    874     $   (799)
   Discontinued operations                                      --           --            --       (1,719)
                                                          --------     --------      --------     --------
      Net income (loss)                                   $    473     $   (353)     $    874     $ (2,518)
                                                          ========     ========      ========     ========

Weighted average common shares outstanding                  11,402       11,211        11,332       11,156

Common share equivalents                                         1           --             1           --
                                                          --------     --------      --------     --------

Weigted average common shares and common share
equivalents (if dilutive) outstanding                       11,403       11,211        11,333       11,156
                                                          ========     ========      ========     ========

Net income (loss) per common share (Basic & Dilutive)
      Continuing operations                               $   0.04     $  (0.03)     $   0.08     $  (0.07)
      Discontinued operations                                   --           --            --        (0.16)
                                                          --------     --------      --------     --------
         Net income (loss)                                $   0.04     $  (0.03)     $   0.08     $  (0.23)
                                                          ========     ========      ========     ========

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